UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011
HORIZON LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32627 (Commission File Number)	74-3123672 (IRS Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of principal executive offices)
Registrant’s telephone number, including area code: (704) 973-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On March 1, 2011, Horizon Lines, Inc. issued a press release announcing that it has commenced a consent solicitation seeking from holders of its 4.25% Convertible Senior Notes due 2012 (the “Notes”) consents to a proposed waiver of certain provisions of the Indenture, dated as of August 8, 2007 (the “Indenture”), by and among Horizon Lines and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Notes were issued. The proposed waiver provides that holders (i) waive a Default or Event of Default (as defined in the Indenture) that may arise under Section 5.01(h) of the Indenture relating to a potential judgment Horizon Lines expects to be entered by the court in connection with Horizon Lines’ entry into a plea agreement, dated February 23, 2011, with the Antitrust Division of the U.S. Department of Justice to resolve issues presented by the government’s investigation of the domestic ocean shipping business and (ii) agree to be precluded from exercising, or instructing the Trustee to exercise on their behalf, certain rights and remedies under Section 5.02 (Acceleration of Maturity; Rescission and Annulment) of the Indenture in connection with the waiver from a Default or Event of Default (as defined in the Indenture) that may arise under Section 5.01(h) of the Indenture. A copy of the press release relating to the consent solicitation is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Horizon Lines, Inc. dated March 1, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
Date: March 1, 2011	By:	/s/ Michael T. Avara
Name: Michael T. Avara
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of Horizon Lines, Inc. dated March 1, 2011.